================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [X]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           CITIZENS BANCSHARES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                        [CITIZENS BANCSHARES, INC. LOGO]

                                                  April 10, 1998

Dear Shareholders:

     The Annual Meeting of Shareholders of Citizens Bancshares, Inc., will be held in the Raymond J. Lowry Auditorium of the Fred H. Johnson Building, 10 East Main Street, Salineville, Ohio, on Monday, May 11, 1998, at 7:00 p.m. I hope you will be able to attend the Meeting.

     The items proposed for action by the shareholders at the Meeting are the election of directors, the approval of a Directors' Stock Retainer Plan and approval of a Non-Statutory Stock Option Plan for Non-Employee Directors. In addition, the officers will give current reports on the status of Bancshares and its subsidiaries, The Citizens Banking Company and First National Bank of Chester.

     The nominees for election as directors are more fully described in the enclosed Proxy Statement, which we encourage you to read. It is important to all interests that you participate in the affairs of Bancshares regardless of the number of shares you own. Accordingly, we urge you to fill out, sign, and return the enclosed proxy promptly, even if you plan to attend the Meeting. You have the option to revoke it at any time prior to the Meeting or to vote your shares personally on request if you attend the Meeting.

                                        Sincerely,

                                        Marty E. Adams
                                        President and Chief Executive Officer

                           CITIZENS BANCSHARES, INC.
                              10 EAST MAIN STREET
                            SALINEVILLE, OHIO 43945

                 NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF CITIZENS BANCSHARES, INC.

     Notice is hereby given that the 1998 Annual Meeting of Shareholders of Citizens Bancshares, Inc., will be held in the Raymond J. Lowry Auditorium of the Fred H. Johnson Building, 10 East Main Street, Salineville, Ohio, on Monday, May 11, 1998, at 7:00 p.m. (Eastern Daylight Time), for the following purposes:

     1. To elect four (4) directors for three-year terms expiring in 2001.

     2. To adopt and approve a Directors' Stock Retainer Plan for directors of Citizens Bancshares, Inc., and its subsidiaries.

     3. To adopt and approve a Non-Statutory Stock Option Plan for Non-Employee Directors of Citizens Bancshares, Inc., and its subsidiaries.

     4. To consider and act upon such other matters as may properly come before the Meeting or any adjournment thereof.

     Shareholders of record at the close of business on April 6, 1998, are entitled to notice of and to vote at said Meeting and at any and all adjournments thereof.

                                        By Order of the Board of Directors,

                                        Marty E. Adams, President & Chief
                                        Executive Officer
                                        Fred H. Johnson III, Secretary

April 10, 1998

        SHAREHOLDERS ARE REQUESTED BY THE BOARD OF DIRECTORS TO FILL OUT
    AND SIGN THE ENCLOSED FORM OF PROXY AND TO RETURN IT IN THE ACCOMPANYING
                                   ENVELOPE.

                     A STATEMENT RELATING TO THIS PROXY IS
                       SET FORTH ON THE FOLLOWING PAGES.

                                PROXY STATEMENT

                             ELECTION OF DIRECTORS

     The Board of Directors of Citizens Bancshares, Inc. ("Bancshares"), presently consists of ten (10) members, divided into three classes. The directors in each class are elected for terms of three years so that at each Annual Meeting the term of office of one class of directors expires. The terms of office of Messrs. Marty E. Adams, Keith D. Burgett, Willard L. Davis and Kenneth E. McConnell will expire on the day of the 1998 Annual Meeting, upon election of their successors.

     Proxies solicited hereunder granting authority to vote on the election of directors will be voted for the election of Messrs. Adams, Burgett, Davis, and McConnell to serve for three-year terms and until their successors are elected; provided, however, that if the election of directors is by cumulative voting (see page 15 of this Proxy Statement), the persons appointed by the accompanying proxy intend to cumulate the votes represented by the proxies they receive and distribute such votes in accordance with their best judgment. All of the nominees are directors whose present terms of office will expire at the Annual Meeting.

     If any nominee is not available at the time of the election, proxies may be voted for a substitute. However, Bancshares has no reason to believe that any of the nominees will not be available.

     As more fully described below, during 1997, Mr. Elden Surbey was appointed to fill vacancies on the Bancshares Board of Directors (for a term expiring in 2000) and The Citizens Banking Company ("Citizens") Board of Directors, respectively. In addition, following the Annual Meeting, H. Lee Kinney, who served as UniBank's President and Chief Executive Officer, will be appointed to fill a vacancy on the Bancshares Board of Directors for a term expiring at the 1999 Annual Meeting and a vacancy on the Citizens Board of Directors.

     The following information, furnished to Bancshares by each director, sets forth the name, age, principal occupation or employment of each director, and the period during which he has served as a director of Bancshares and, prior to its formation, as a director of Citizens. All of the current directors of Bancshares are also directors of Citizens. As noted below, Messrs. Jonathan Levy and Lee Smith serve as directors of Citizens only. In addition, some of the Bancshares directors, namely, Messrs. Marty Adams and James McBane, are directors of First National Bank of Chester ("FNB"). Except where otherwise noted, each person has held his principal position for at least five years.

                  NOMINEES FOR ELECTION AT THE ANNUAL MEETING
                          (For terms expiring in 2001)

     MARTY E. ADAMS (45). Vice Chairman of the Board, President, and Chief Executive Officer of Bancshares and Citizens, Director since 1984. Director and Chairman of the Board of FNB since 1990. Mr. Adams has been employed by Citizens for 21 years in positions of increasing responsibility and as President and Chief Executive Officer since 1987.

     KEITH D. BURGETT (55). Director since 1988. Dr. Burgett is a veterinarian and the owner of Carrollton Animal Hospital, Carrollton, Ohio. He is the owner of Burgett Angus Farm, Carrollton, Ohio. Dr. Burgett is a member of the Ohio State Veterinary Medical Licensing Board.

     WILLARD L. DAVIS (68). Director since 1991. Mr. Davis is the President of SPM Fleet Services, Inc. (an auto leasing company) in Wintersville, Ohio; Vice President of State Park Motors, Inc. (an auto dealership) in Wintersville, Ohio; and co-owner of Cardinal Motors, Inc. (an auto dealership) in Cadiz, Ohio.

     KENNETH E. MCCONNELL (61). Director since 1973. Mr. McConnell owns and operates McConnell's Farms and is a partner in McConnell's Farm Market (a meat market), Richmond, Ohio.

                 DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE
                            AFTER THE ANNUAL MEETING

     FRED H. JOHNSON (81). Director since 1965, Chairman of the Board from 1984 to 1995. Mr. Johnson is the retired former owner of Summitville Tile. Mr. Johnson is the past President of Summitcrest, Inc., which operates angus cattle farms in several states and is headquartered in Summitville, Ohio. (Term expires in 2000.)

     FRED H. JOHNSON III (36). Corporate Secretary, Director since 1988. Mr. Johnson is a director and President of Summitcrest, Inc. Mr. Johnson is the son of Fred H. Johnson. (Term expires in 1999.)

     GERARD P. MASTROIANNI (42). Director since 1996 and a Citizens Director since 1993. Mr. Mastroianni is President of Buckeye Village Market, Inc. (a grocery store chain), Alliance, Ohio, and President of Alliance Ventures (a real estate holding company), Alliance, Ohio. (Term expires in 2000.)

     JAMES C. MCBANE (58). Chairman of the Boards of Bancshares and Citizens since 1996, Director since 1964. Director of FNB since 1990. Principal and Chief Executive Officer of McBane Insurance Agency, Inc., of Bergholz, Ohio. (Term expires in 2000.)

     ELDEN L. SURBEY (69). Director since March, 1997. Mr. Surbey was formerly a director and Chairman of the Board of The Navarre Deposit Bank Company until its affiliation with Bancshares in October, 1996. Mr. Surbey is founder and former owner of Surbey Feed and Supply Company. (Term expires in 2000.)

     GLENN F. THORNE (69). Director since 1994, Citizens Director since April, 1997. Mr. Thorne was formerly a director of The Firestone Bank from 1985 until its affiliation with Bancshares in February, 1994. He is President and Chief Executive Officer of Thorne Management, Inc., which owns and operates supermarkets in Ohio and Pennsylvania and a leasing company in Ohio; Manager of Bias Realty, Ltd., which owns and operates a supermarket and commercial rental properties in Ohio; and General Partner of CPW Properties, Ltd., which owns and operates commercial and residential properties in Ohio. Mr. Thorne is also a Trustee of Mount Vernon Nazarene College. (Term expires in 1999.)

                             DIRECTORS OF CITIZENS

     In addition to the individuals listed above, Messrs. Jonathan Levy and Lee Smith serve as Directors of Citizens. Information with respect to Messrs. Levy and Smith is set forth below.

     JONATHAN A. LEVY (37). Director since 1996. Mr. Levy was formerly a director of Western Reserve Bank of Ohio until its affiliation with Citizens in 1995. Mr. Levy is a partner of Redstone Investments (a real estate development, construction, and management company), and President of Redstone Construction, Inc.

     LEE A. SMITH (45). Director since 1996. Mr. Smith is President and owner of Pleasant View Nursing Home. Mr. Smith practiced law in Lisbon, Ohio, from 1978 until 1996.

                 APPROVAL OF THE DIRECTORS' STOCK RETAINER PLAN

GENERAL

     The Citizens Bancshares, Inc., Directors' Stock Retainer Plan (the "Retainer Plan") is being submitted by the Board of Directors for approval by the shareholders of Bancshares. The principal features of the Retainer Plan are summarized below.

PURPOSE

     The purpose of the Retainer Plan is to align further the interests of the directors of Bancshares and its subsidiaries with the interests of shareholders by providing that directors' annual compensation may be paid through the issuance of Bancshares common shares.

SUMMARY OF THE RETAINER PLAN

     Eligibility and Participation; Election. All current directors of Bancshares and its subsidiaries (consisting of 15 persons), are eligible to participate in the Plan. Future directors of Bancshares and its subsidiaries will also be eligible to participate in the Plan. Directors may elect to treat all or a designated portion of their fees (i.e., all compensation payable to directors, including fees relating to the number of Board or Committee meetings attended or Board or Committee positions held). Such elections shall be irrevocable for each year and shall be made by January 31st, in advance of the year in which participation in the Retainer Plan commences.

     Payment Terms. Semi-annual director compensation is paid by Bancshares, generally in June and December of each year. The number of Bancshares common shares to be issued to those directors participating in the Retainer Plan shall be determined by dividing the cash equivalent of the compensation amount by the daily average of the bid prices for the common shares for the six (6) month period immediately preceding the compensation payment date, rounded to the nearest whole share. The number of common shares issuable under the Retainer Plan shall be prorated with respect to directors who serve for less than the applicable payment period.

     Common Shares Subject to Retainer Plan. A total of 75,000 Bancshares common shares (consisting of newly issued common shares or common shares purchased in the market from time to time which are "restricted securities" for federal securities law purposes) are authorized for issuance under the Retainer Plan. The common shares granted under the Retainer Plan shall be automatically adjusted to prevent dilution or enlargement of the rights of participants in the event of any changes in the number or kind of outstanding common shares resulting from a merger, recapitalization, stock exchange, or other change in Bancshares' corporate or capital structure. The Board may at any time amend, suspend, or terminate the Plan; provided, however, that any increase in the number of common shares that may be granted under the Retainer Plan shall require the prior approval of Bancshares' shareholders.

     Effective Date; Expiration of Retainer Plan. If approved by the shareholders at the Annual Meeting, the Retainer Plan will become effective immediately; provided however, that no common shares will be issued under the Retainer Plan until, at the earliest, December, 1998. Unless earlier terminated by the Board, the Plan shall terminate on the tenth anniversary of its effective date.

RECOMMENDATION AND VOTE:

     The Board of Directors recommends that shareholders vote "FOR" the approval of the Directors' Stock Retainer Plan. The affirmative vote of the holders of at least a majority of the Bancshares common shares voting at the Annual Meeting in person or by proxy is required to approve the Retainer Plan.

                       APPROVAL OF THE STOCK OPTION PLAN

GENERAL

     The Citizens Bancshares, Inc., 1998 Non-Statutory Stock Option Plan for Non-Employee Directors (the "Option Plan") is being submitted by the Board of Directors for approval by the shareholders of Bancshares. The principal features of the Option Plan are summarized below.

PURPOSE

     The Board of Directors believes that it is appropriate for Bancshares to adopt the Option Plan, which permits the granting of awards of stock options ("Stock Options") to non-employee directors of Bancshares and its subsidiaries as a method of enhancing its ability to attract and retain experienced and knowledgeable directors with a proprietary interest in Bancshares' success and progress. The Option Plan is similar to plans that have been adopted by shareholders of a large number of public companies.

SUMMARY OF THE STOCK OPTION PLAN

     Eligibility and Participation. All current non-employee directors of Bancshares and its subsidiaries, consisting of fourteen (14) persons, are eligible to participate in the Option Plan. Future directors of Bancshares or its subsidiaries will also be eligible to participate in the Option Plan.

     Plan Administration. A committee (the "Committee") comprised of not less than two (2) disinterested members of the Bancshares Board of Directors shall, subject to the terms of the Option Plan, be responsible for interpreting the terms of the Option Plan; establishing and amending appropriate rules with respect thereto; and determining the number of common shares subject to each Stock Option and the terms thereof.

     Common Shares Available Under the Option Plan; Non-Transferability of Stock Options. The Option Plan provides for an aggregate of 125,000 common shares to be reserved for issuance in connection with the grant of Stock Options. In the event that a Stock Option is not exercised or expires, the common shares relating thereto will again become available for issuance under the Option Plan. Stock Options are not transferable by the participant, other than by will or by the laws of descent and distribution.

     Stock Option Awards. On an annual basis during the term of the Option Plan, the Committee will (i) establish goals for eligible participants based upon reaching specified earnings per share, return on shareholders' equity and other performance-based measures, and (ii) subject to the terms of the Option Plan, determine the aggregate number of Stock Options to be granted based upon such goals and criteria. It is anticipated that grants of Stock Options to non-employee directors will be made on an annual basis; provided however, in no event will any grants be made until December, 1998, at the earliest.

     Limitations on Stock Option Awards. The Option Plan specifically provides that the annual determinations of the Stock Options to be issued under the Option Plan shall be made by the Committee. The Plan further provides that 125,000 is the aggregate number of Bancshares common shares that may be issued under the Option Plan.

     Exercise Price of Stock Options. The exercise price for the purchase of Bancshares common shares subject to Stock Options may not be less than 100% of the fair market value of the common shares on the date of the grant. For purposes of the Option Plan, the fair market value of a common share shall be the closing bid quotation as reported on the NASDAQ National Market System on the date of grant by the National Association of Securities Dealers, Inc., or if no such quotations are available, as determined by the Committee.

     Vesting and Term of Stock Options. Stock Options granted pursuant to the Option Plan shall vest and shall be for a term determined by the Committee from time to time; provided, however, that in no event shall the term be longer than ten years from the date of grant. Notwithstanding the foregoing, in the event in a "Control Share Acquisition" as defined in Bancshares' Amended Articles of Incorporation or a sale of all or substantially all of the assets of Bancshares and its subsidiaries, all Stock Options shall become immediately exercisable.

     Expiration of Stock Options. Stock Options are not exercisable by a participant after three (3) months from the date that a participant ceases to serve as a non-employee director with Bancshares or its subsidiaries, except that in the event of a termination of service by reason of death or full disability, all Stock Options shall become immediately exercisable for a one-year period thereafter; but in no event later than the expiration date of the Stock Options.

     Adjustments Upon Changes in Capitalization. In the event that at any time while Stock Options have been awarded and are outstanding, Bancshares' common shares are changed into or exchanged for a different number or kind of shares or other securities of Bancshares or another corporation by reason of any reorganization, recapitalization, stock split-up, stock dividend, consolidation of shares, merger or consolidation, then for purposes of the Option Plan, that number of Stock Options that would maintain the value of the Stock Options previously awarded shall be substituted therefor.

     Effective Date; Termination and Amendment of Option and Plan. The Option Plan will not become effective unless and until it is approved by the shareholders of Bancshares and will continue for a period of ten (10) years from its effective date. The Board of Directors may at any time terminate or modify the Option Plan; provided, however, that the Board may not, without approval of the shareholders, (i) materially increase the total number of common shares available for issuance; (ii) materially modify eligibility requirements for participants; or (iii) materially increase the benefits accruing to participants under the Plan.

FEDERAL INCOME TAX CONSEQUENCES.

     Under current federal income tax laws, awards under the Option Plan will have the following consequences:

     (1) The grant of an award of Stock Options will, by itself, not result in recognition of taxable income to the participant nor will it entitle Bancshares to a deduction at the time of grant.

     (2) The exercise of a Stock Option will result in the recognition of ordinary income by the participant on the date of exercise in an amount equal to the difference between the exercise price and the fair market value on the date of exercise of the common shares acquired pursuant to the exercise.

     (3) Bancshares will be allowed to deduct at the time, and in the amount of, any ordinary income recognized by the participant under the circumstances described above, provided Bancshares meets its federal reporting obligations.

AWARDS GRANTED UNDER THE OPTION PLAN.

     No Stock Option awards have been made under the Option Plan pending receipt of requisite shareholder approval. If the Option Plan is approved by the shareholders, the Committee will consider initial grants to eligible participants, but in no event will any grants be made before December, 1998. Neither the amounts nor the recipients of such grants has yet been determined.

RECOMMENDATION AND VOTE.

     The Board of Directors recommends that shareholders vote "FOR" the approval of the Option Plan. The affirmative vote of the holders of at least a majority of the Bancshares common shares voting at the Annual Meeting in person or by proxy is required to approve the Option Plan.

             CERTAIN MATTERS PERTAINING TO THE BOARDS OF DIRECTORS

     The Board of Directors of Bancshares held 4 regularly scheduled quarterly meetings and 8 special meetings in 1997. The Board of Directors of Citizens held 12 regularly scheduled monthly meetings in 1997. The Board of Directors of FNB held 12 regularly scheduled monthly meetings in 1997. Committees of the various Boards met from time to time upon call of the President. Each director (with the exception of Mr. Fred Johnson) attended 75% or more of the aggregate of all meetings of the Boards and the Board committees on which he served during the year.

     In 1997, each director who served on both the Bancshares and Citizens Boards of Directors was paid an annual retainer of $14,800. The directors of Bancshares only were entitled to receive an annual retainer of $9,800 and directors of Citizens only were entitled to receive an annual retainer of $9,800 in 1997. Directors were also paid an attendance fee of $450 for meetings of the Boards and $150 for meetings of their respective committees. For his service as Chairman of the Board of Bancshares and Chairman of the Board of Citizens during 1997, Mr. McBane was paid $15,000 and $20,000, respectively.

     The Citizens Audit Committee, whose primary function is to represent the Board in discharging its responsibilities relating to the accounting, reporting, and financial control practices of Citizens, is comprised of Messrs. Burgett, Johnson III, McConnell, Smith and, since May, 1997, Mr. Surbey. This committee held three meetings in 1997.

     The FNB Examining Committee, whose primary function is to represent the Board in discharging its responsibilities relating to the accounting, reporting, and financial control practices of FNB, is comprised of Messrs. McBane, John B. Adkins, John D. Fitzjohn, and Edwin W. Morse. One meeting was held by this committee in 1997.

     The Bancshares Personnel and Compensation Committee, whose primary function is to administer the Citizens Bancshares, Inc., Non-Statutory Stock Option and Stock Appreciation Rights Plan (the "Stock Option Plan") and to review compensation of all officers and employees of Bancshares, is comprised of Messrs. Davis, Johnson III, Mastroianni, McConnell, and Thorne. This committee held three meetings in 1997.

     The Citizens Personnel and Compensation Committee, whose primary function is to review compensation of all officers and employees of Citizens, is comprised of Messrs. Davis, Johnson III, Mastroianni, and McConnell. The Committee held two meetings in 1997.

                BANCSHARES PERSONNEL AND COMPENSATION COMMITTEE
               AND CITIZENS PERSONNEL AND COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     Messrs. Davis, Johnson III, Mastroianni, McConnell, and Thorne, being all of the members of the Bancshares Personnel and Compensation Committee and Messrs. Davis, Johnson III, Mastroianni, and McConnell, being all of the members of the Citizens Personnel and Compensation Committee, hereby make the following report with respect to executive officer compensation policies of Bancshares and its subsidiaries, respectively:

(1) The compensation of executive officers of Bancshares (and its subsidiaries), including the executive officers named in the Summary Compensation Table on page 8 hereof, is based, subject to the provisions of applicable employment agreements, upon a number of factors relating to achievement of individual goals and objectives; corporate performance (including, but not limited to, return on shareholders' equity); stock price performance; a review of compensation data of other entities within Bancshares' peer group with similar financial results and of a similar size; and prevailing economic conditions.

(2) The compensation of Mr. Adams is based upon the same factors as are outlined immediately above, subject to the provisions of his employment agreement

(3) All 1997 compensation decisions with respect to all of the executive officers named in the Summary Compensation Table on page 8 hereof were made during November of 1996.

                                          By: Willard L. Davis
                                            Fred H. Johnson III
                                            Gerard P. Mastroianni
                                            Kenneth E. McConnell
                                            Glenn F. Thorne

     Chairman McBane also attended all committee meetings.

                        SECURITY OWNERSHIP OF DIRECTORS,
               EXECUTIVE OFFICERS, AND CERTAIN BENEFICIAL OWNERS

     Based on information supplied as of April 6, 1998, no person owns more than 5% of the outstanding common shares of Bancshares. As of April 6, 1998, there were 6,832,739 common shares of Bancshares issued and outstanding, plus 60,743 treasury shares.

     The following table sets forth as of April 6, 1998, the number of common shares owned by each director of Bancshares and Citizens, by each executive officer named in the Summary Compensation Table, and by all directors and executive officers as a group, based solely on information furnished to Bancshares by such persons:

                                                                   AMOUNT AND
                                                              NATURE OF BENEFICIAL    PERCENT
                            NAME                                  OWNERSHIP(A)        OF CLASS
                            ----                              --------------------    --------
Marty E. Adams..............................................         59,908(b)          *
Keith D. Burgett............................................         10,584(c)          *
Willard L. Davis............................................         52,899(d)          *
Fred H. Johnson.............................................         21,450             *
Fred H. Johnson III.........................................         64,186(e)          *
Jonathan A. Levy**..........................................          4,566             *
Gerard P. Mastroianni.......................................          6,376             *
James C. McBane.............................................         75,042(f)         1.10
Kenneth E. McConnell........................................         44,092(g)          *
Lee A. Smith**..............................................          7,662(h)          *
Elden L. Surbey.............................................          1,852             *
Glenn F. Thorne.............................................         56,775(i)          *
Frank J. Koch...............................................          3,375(j)          *
William L. White III........................................          2,018(k)          *
All Executive Officers and Directors as a Group (18
  persons)..................................................        434,432(l)         6.36

---------------

 * Bancshares Common shares owned represent less than 1% of the class. ** Directors of Citizens only.

(a) Unless otherwise indicated, the person has sole voting and investment power as to the common shares held. Does not include common shares owned individually by spouses.

(b) Shared voting and investment power as to 31,787 of the 59,908 common shares. Includes 27,000 shares pursuant to stock option exercise which have not yet been issued by Bancshares. Also includes 1,121 common shares allocated to Mr. Adams in the Citizens Bancshares, Inc., Employee Stock Ownership Plan ("Bancshares ESOP").

(c) Shared voting and investment power. Includes 4,143 common shares held by children, as to which Dr. Burgett has power of attorney.

(d) Shared voting and investment power. Includes 2,811 shares held as co-trustee of a trust.

(e) Includes 63,186 common shares held in a trust as to which Mr. Johnson is the sole trustee and beneficiary.

(f) Includes 6,596 common shares held as custodian for minor child.

(g) Shared voting and investment power as to 4,498 of the 44,092 common shares.

(h) Shared voting and investment power as to 5,360 of the 7,662 common shares.

(i) Includes 56,775 common shares held by Thorne Management, Inc., of which Mr. Thorne is President and Chief Executive Officer.

(j) Shared voting and investment power as to 2,458 of the 3,375 common shares. Includes 917 common shares allocated to Mr. Koch in the Bancshares ESOP.

(k) Includes 500 common shares allocated to Mr. White in the Bancshares ESOP.

(l) Includes an aggregate of 4,101 common shares of the Bancshares ESOP allocated to executive officers.

                      IDENTIFICATION OF EXECUTIVE OFFICERS

     In addition to Mr. Adams, President and Chief Executive Officer, with respect to whom information is provided on page 1 of the Proxy Statement, the following persons serve as executive officers of Bancshares and/or one of its banking subsidiaries:

     FRANK J. KOCH (45).  Executive Vice President, Citizens, since 1988.

     LAWRENCE P. CROW (51). Senior Vice President and Branch Administrator, Citizens, since 1987; previously Vice President, Citizens.

     THOMAS G. LEEK (49). Senior Vice President, Bank Operations, Citizens, since 1989.

     PATRICK A. SEBASTIANO (40). Senior Vice President and Trust Officer of FNB since March, 1997; previously Senior Vice President and Senior Trust Officer at Mahoning National Bank, Youngstown, Ohio, from 1989 to 1997.

     WILLIAM L. WHITE III (39). Senior Vice President and Chief Financial Officer, Citizens, since 1991.

     JAYSON M. ZATTA (37). Senior Vice President and Manager, Commercial Banking Department, Citizens, since 1993; previously Vice President and Manager of the Commercial Banking Department from 1989 to 1993.

     Other than as set forth in this Proxy Statement, there is no plan or arrangement for the future payment of compensation by Bancshares or any of its subsidiaries to any executive officer of Bancshares, Citizens, or FNB, respectively.

                           SUMMARY COMPENSATION TABLE

                              ANNUAL COMPENSATION

                                                                     OTHER ANNUAL     ALL OTHER
                                               SALARY      BONUS     COMPENSATION    COMPENSATION
     NAME AND PRINCIPAL POSITION       YEAR      ($)        ($)          ($)             ($)
     ---------------------------       ----    -------    -------    ------------    ------------
Marty E. Adams, President and Chief
  Executive                            1997    250,000    170,000       45,500(a)       33,000(d)
  Officer of                           1996    236,000    120,000       42,690(a)       30,000(d)
  Bancshares and Citizens              1995    225,000    110,000       44,233(a)       20,000(d)
Frank J. Koch,                         1997    120,000     69,000       22,200(b)        4,000(e)
  Executive Vice                       1996    115,500     59,000       18,190(b)
  President of Citizens                1995    110,000     52,500       19,733(b)
William L. White III,                  1997     92,000     35,000       17,600(c)
  Senior Vice President and            1996     88,000     25,000       13,572(c)
  Chief Financial Officer              1995     85,000     22,500       14,142(c)
  of Citizens

---------------

(a) Includes director retainers of $14,800 for each of 1997, 1996, and 1995, respectively, and fees for meeting attendance of $8,500, $9,700 and $9,700, respectively in 1997, 1996, and 1995. Also includes amounts allocable under the Citizens Bancshares, Inc., Profit Sharing Plan and Trust (the "Profit Sharing Plan") and the Bancshares ESOP (discussed more fully below under "Compensation Pursuant to Plans") as follows:

    Profit Sharing Plan - $18,800 in 1997, $16,290 in 1996, and $17,850 in 1995;
    Bancshares ESOP - $3,400 in 1997, $1,900 in 1996, and $1,883 in 1995.

(b) Includes amounts allocable under Profit Sharing Plan and Bancshares ESOP (discussed more fully below under "Compensation Pursuant to Plans") as follows: Profit Sharing Plan - $18,800 in 1997, $16,290 in 1996, and $17,850
    in 1995; Bancshares ESOP - $3,400 in 1997, $1,900 in 1996, and $1,883 in
    1995.

(c) Includes amounts allocable under Profit Sharing Plan and Bancshares ESOP (discussed more fully below under "Compensation Pursuant to Plans") as follows: Profit Sharing Plan - $14,900 in 1997, $12,272 in 1996, and $12,793
    in 1995; Bancshares ESOP - $2,700 in 1997, $1,300 in 1996, and $1,349 in
    1995.

(d) Insurance premiums paid by Bancshares on a reverse split dollar policy for the sole benefit of executive having a current cash value of $69,605 and a $525,000 death benefit.

(e) Deferred compensation for the sole benefit of executive.

               EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                       AND CHANGE-IN-CONTROL ARRANGEMENTS

MR. ADAMS

     In 1992, Bancshares and Citizens entered into an employment agreement with Mr. Adams (the "Agreement") for an initial employment period extending until January 1, 1994. The Agreement was amended in 1993 to extend Mr. Adams' employment period through January 1, 1997, and to provide for automatic three-year extensions commencing January 1, 1994. As compensation for his services as President and Chief Executive Officer of both Bancshares and Citizens, Mr. Adams is entitled to: (i) an annual base salary of at least $180,000; (ii) an annual bonus to be determined by Bancshares' Board of Directors; (iii) continued participation in the Profit Sharing Plan and the Bancshares ESOP; and (iv) other benefits, perquisites, and plans in effect as of the date of the Agreement, as disclosed elsewhere in this Proxy Statement. In the event Mr. Adams' employment terminates other than for cause, the principal severance-related benefits payable to Mr. Adams under the Agreement are: (i) in the event of death, two years of base salary plus insurance and health care benefits for his spouse until the date of normal retirement age; (ii) in the event of retirement or disability, such benefits as are payable in accordance with Bancshares' retirement or long-term disability plan then in effect, as the case may be; and (iii) in the event of a voluntary termination for "good reason" (including a change-in-control) or a termination by Bancshares or Citizens without cause, base salary and accrued bonus through the termination date, a lump-sum payment equal to 2.9 times current annual salary and a continued right to participate in all benefit plans for up to two years. If a termination for cause occurs, Bancshares and Citizens agree to continue Mr. Adams' existing health insurance (or provide comparable coverage) for a one-year period.

MR. KOCH

     During 1993, Bancshares and Citizens entered into an employment agreement with Mr. Koch (the "Koch Agreement") which provides for an initial employment period extending until January 1, 1996, subject to annual two-year automatic extensions commencing January 1, 1995. As compensation for his service as the Executive Vice President of Citizens, Mr. Koch is entitled to: (i) an annual salary equal to his salary for the immediately preceding year (plus an increase calculated in a manner which is at least as favorable as pay increases for other Citizens executives); (ii) discretionary annual bonuses; (iii) continued participation in the Profit Sharing Plan and the Bancshares ESOP; and (iv) other benefits, perquisites, and plans in effect as of the date of the Koch Agreement, as disclosed elsewhere in this Proxy Statement. The Koch Agreement provides that, in the event of a change-in-control of Bancshares, Mr. Koch is to continue to be employed by Citizens in an executive position until the earlier of: (i) normal retirement or (ii) 24 months, during which time he shall receive: (a) the salary and bonus thereto described above; (b) certain insurance and health benefits; and (c) continued participation in the Profit Sharing Plan. Following a change-in-control, if Mr. Koch's employment with Citizens is terminated by Bancshares or Citizens for any reason, including death or disability (but excluding misconduct) or by Mr. Koch for cause, Mr. Koch shall receive, for a twenty-four (24) month period from the date of the change-in-control: (i) monthly salary at the level of the highest monthly salary received from Citizens during the twelve months immediately preceding the change-in-control; (ii) the right to health care benefits and continued participation in the Profit Sharing Plan, if possible; and (iii) a bonus based upon a prescribed formula. Notwithstanding the foregoing, if Mr. Koch, at his option, terminates his employment within six months of a change-in-control, he is entitled to receive one year's salary plus a bonus prorated to the date of termination of employment.

                          TRANSACTIONS WITH BANCSHARES

     Directors and executive officers of Bancshares and its subsidiaries and their respective associates, including immediate families, have had transactions with Bancshares and its subsidiaries in the ordinary course of business and additional transactions may be expected to take place in the ordinary course of business in the future. Such transactions have included, and may in the future include, loans to spouses of directors and executive officers in connection with their respective businesses and investments. Loans and commitments included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not include more than the normal risk of collectibility or present other unfavorable features. At no time did the maximum extension of credit to any one such person exceed ten percent (10%) of the equity of either Citizens or FNB.

                         COMPENSATION PURSUANT TO PLANS

     Bancshares and its subsidiaries maintain four plans in which the executive officers named in the Summary Compensation Table on page 8 hereof participated during 1997: the Profit Sharing Plan, the Bancshares ESOP, the Employees Retirement Plan for Citizens Bancshares, Inc. (the "Bancshares Pension Plan"), and the Stock Option Plan. These plans, except for the Stock Option Plan, are covered by the Employee Retirement Income Security Act of 1974, as amended, and are intended to be qualified plans under Section 401(a) of the Internal Revenue Code of 1986, as amended.

     PROFIT SHARING PLAN. Citizens established the Profit Sharing Plan on December 31, 1974, effective as of December 31, 1974, to share a portion of its profits with its employees in order to promote in them a strong interest in the successful operation of the business and increased efficiency in their work, to assure them that they would share in the prosperity of the business, and to provide an opportunity for an accumulation of funds for their retirement and financial emergencies. Any employee of Citizens who works 1,000 hours during the calendar year is eligible to participate in the Profit Sharing Plan. The Profit Sharing Plan covers substantially all employees of Citizens. Total contributions expensed and paid in 1997 were $879,400. Amounts to be contributed to the Profit Sharing Plan are annually determined by the Board of Directors of Citizens. In connection with the Profit Sharing Plan, the "CBC Salineville Profit Sharing Trust" was created in order to enable participating employees of Citizens to share in the profits of the business in accordance with the Profit Sharing Plan. In no event will the principal or income of this trust be paid to or invested in Citizens, or be used for any purpose whatsoever other than for the exclusive benefit of the participating employees or their beneficiaries.

     Profit sharing contributions are made pursuant to a formula based on up to 15% of Citizens' qualifying employees' W-2 wages of up to $160,000 (excluding group term life). Under this formula, the executive officers named in the Summary Compensation Table on page 8 of the Proxy Statement received approximately the following profit sharing contributions in 1997: Marty E. Adams, $18,800; Frank J. Koch, $18,800; and William L. White III, $14,900.

     BANCSHARES ESOP. Pursuant to action taken by its Board of Directors on August 15, 1989, Bancshares established the Bancshares ESOP effective as of January 1, 1989. The purpose of the Bancshares ESOP is to permit employees of Bancshares and its affiliates to acquire stock ownership interest in Bancshares. Employees become eligible to participate in the Bancshares ESOP on December 31 of the year in which they (i) attain age 21 and (ii) are credited with at least 1,000 hours of service. Employer contributions to the Bancshares ESOP are discretionary and are determined by the Bancshares Board of Directors or a committee thereof annually. Employee participants are not permitted to make contributions to the Bancshares ESOP. Allocations of contributions to the Bancshares ESOP are made to the accounts of the participants on the basis of the individual participant's compensation relative to the total compensation of all participants in the Bancshares ESOP.

Bancshares ESOP participants obtain vested interests in the employee stock and cash allocated to their accounts beginning with the third year of participation at the rate of 20%; thereafter, vesting increases by 20% for every additional year of participation such that 100% vesting occurs at year 7. Vesting credit is given only for credited services with the employer after January 1, 1989. If a Bancshares ESOP participant terminates service due to death, disability, or retirement (at age 65, or age 55 with 7 years of service), he or she will become 100% vested in his or her account and will be entitled to a distribution of benefits no later than the end of the year following the year of his or her termination. If participation in the Bancshares ESOP terminates for any other reason, a participant is entitled to distribution of his or her vested account starting no later than the end of the year following the five-year period from the date of termination. A terminating participant may choose to have his or her account distributed in stock or cash. The stock is subject to (i) a put option which gives the participant the right, for a limited time, to have Bancshares repurchase the stock and (ii) a right of first refusal which gives Bancshares the right to match any offer made by a third party. The Bancshares ESOP was initially funded by Bancshares on December 29, 1989, with 3,333 Bancshares common shares having an estimated fair market value of $100,000. An additional 3,000 common shares having an estimated fair market value of $98,250 were added in 1990. No contribution was made to the Bancshares ESOP in 1991. However, pursuant to the 25% stock dividend paid May 1, 1991, 1,583 common shares were added in 1991. An additional 3,000 common shares having an estimated fair market value of $101,590 were added in 1992. Pursuant to the 2-for-1 stock split paid April 15, 1993, 10,916 common shares were added in 1993. No contribution was made to the Bancshares ESOP in 1994. An additional 7,000 common shares having an estimated fair market value of $250,000 were added in 1995. Pursuant to the 3-for-2 stock split paid January 12, 1996, 14,416 common shares were added in 1996 in addition to 5,724 common shares having an estimated fair market value of $172,000. No contribution to the Bancshares ESOP was made in 1997.

     The executive officers named in the Summary Compensation Table on page 8 of the Proxy Statement will receive Bancshares ESOP contributions with respect to 1997 in approximately the following amounts: Marty E. Adams, $3,400; Frank J. Koch, $3,400, and William L. White III, $2,700.

     BANCSHARES PENSION PLAN. Since January 1, 1994, the Bancshares Pension Plan has covered all full-time employees of Bancshares and its subsidiaries who completed 1,000 hours of service within a calendar year. No owners, directors, or executive officers of Bancshares were covered by the Bancshares Pension Plan prior to January 1, 1994. The years of service used to determine pension amounts ("credited service") are generally limited to an employee's service while a Plan participant.

     The Bancshares Pension Plan provides for normal retirement at age 65, and early retirement at age 55 for employees with 10 years of corporate service ("vesting service"). Retirement benefits for normal retirement are 1.1% of the employee's average earnings (the highest average over the 5 consecutive calendar years during his or her last 10 calendar years with Bancshares) times his years of credited service up to 35 years. Earnings are defined as current W-2 earnings. Employees who terminate employment after 5 years of service have a vested right to receive an unreduced normal retirement pension beginning at age 65, or a reduced early retirement pension beginning at age 55.

     The Firestone Bank Employees Retirement Plan and the New Waterford Bank Pension Plan were merged into the Bancshares Pension Plan on January 1, 1995. Benefits which accrued to Firestone Bank or New Waterford Bank participants prior to the plan merger (reflecting service with those banks prior to the merger) have been grandfathered; this may result in benefits higher than shown in the table below for individuals with Firestone or New Waterford service.

     The following table shows annual pension benefits payable upon retirement at age 65 for various compensation and years-of-service classifications, assuming election of a retirement benefit payable as a straight life annuity with retirement on January 1, 1997. The Plan bases annual pension benefits on a participant's 5-year average pay (with 5-year averages calculated on the assumption that each participant's pay increased 4% annually) and years of service. The 1997 Compensation for this purpose is the same as the total of salary and bonus as disclosed in the Summary Compensation Table, but not more than $160,000 (the 1997 limit imposed by

Section 401(a)(17) of the Internal Revenue Code). See footnote (1) to the Table. Annual benefits payable are not subject to any deduction for Social Security or other offset amounts.

                               PENSION PLAN TABLE

                                      YEARS OF SERVICE
       1997          ---------------------------------------------------
COMPENSATION(1)(2)     15         20         25         30         35
------------------   -------   --------   --------   --------   --------
     $125,000        $19,098   $ 25,464   $ 31,831   $ 38,197   $ 44,563
      150,000         22,918     30,557     38,197     45,836     53,475
      175,000         26,738     35,650     44,563     53,475     62,388
      200,000         30,557     40,743     50,929     61,115     71,300
      225,000         34,377     45,836     57,295     68,754     80,213
      250,000         38,197     50,929     63,661     76,393     89,125
      300,000         45,836     61,115     76,393     91,672    106,951
      350,000         53,475     71,300     89,125    106,951    124,776
      400,000         61,115     81,486    101,858    122,229    142,601
      450,000         68,754     91,672    114,590    137,508    160,426
      500,000         76,393    101,858    127,322    152,787    178,251

---------------

(1) Section 401(a)(17) of the Internal Revenue Code limits the amount of annual compensation that may be used to determine benefit amounts under pension plans such as the Bancshares Pension Plan. This limit was $160,000 for 1997 and will remain at $160,000 for 1998. The benefit amounts shown in the table have been calculated without regard to this limit, since it is subject to future adjustments.

(2) Marty E. Adams, Frank J. Koch, and William L. White III each had four years of credited service under the Bancshares Pension Plan as of January 1, 1998. They were, however, fully vested in their accrued benefits as of that date.

     STOCK OPTION PLAN. The Stock Option Plan provides for the issuance of non-qualified stock options ("Options") and stock appreciation rights ("SARs") to officers of Bancshares and its subsidiaries. The exercise price for the Options and SARs may not be less than 100% of the fair market value of Bancshares common shares on the date of the grant. The fair market value of a common share shall be the closing bid quotation as reported on the NASDAQ National Market System on the grant date. The Stock Option Plan provides that SARs will be exercised automatically upon the exercise of the Options granted in connection therewith. The vesting of Options and SARs is as determined from time to time by the committee which administers the Stock Option Plan; provided, however, that in no event shall the term of any Options and SARs be longer than ten years from the date of grant. Notwithstanding the foregoing, in the event of a "Control Share Acquisition" as defined in Bancshares' Fourth Amended Articles of Incorporation or a sale of all or substantially all of the assets of Bancshares and its subsidiaries, all Options and SARs shall become immediately exercisable. In the aggregate, 450,000 options on Bancshares common shares and 675,000 SARs are issuable in connection with the Stock Option Plan. As of April 6, 1998, there were 66,663 Bancshares common shares covered by outstanding Options and SARs held by 83 persons which are exercisable at exercise prices ranging from $23 to $72 per share.

     Information is set forth below with respect to the grants of Options and tandem SARs under the Stock Option Plan to the officers named in the Summary Compensation Table during the year ended December 31, 1997. The Stock Option Plan is administered by the Bancshares Personnel and Compensation Committee of the Board of Directors, which determines the officers of Bancshares and its subsidiaries to whom Options and SARs are granted and the vesting, term, and exercise thereof. In the event of a change-in-control of Bancshares, as defined in the Stock Option Plan, all of the Option and SAR grants shown below would become immediately exercisable.

                           OPTION/SAR GRANTS IN 1997

                                   NUMBER OF           PERCENT OF TOTAL
                             SECURITIES UNDERLYING       OPTIONS/SARS       EXERCISE OF                 GRANT DATE
         NAME AND             OPTION/SARS GRANTED    GRANTED TO EMPLOYEES   BASE PRICE    EXPIRATION   PRESENT VALUE
    PRINCIPAL POSITION                (#)               IN FISCAL YEAR        ($/SH)         DATE         ($)(1)
    ------------------       ---------------------   --------------------   -----------   ----------   -------------
Marty E. Adams.............          2,190(2)                14.9              32.50       01/01/07       18,089
President and
Chief Executive Officer
of Bancshares and Citizens
Frank J. Koch..............          1,074(2)                 7.3              32.50       01/01/07        8,871
Executive Vice President
of Citizens
William L. White III.......            522(2)                 3.5              32.50       01/01/07        4,312
Senior Vice President
and Chief Financial Officer
of Citizens

---------------

(1) The dollar amounts in this column are the result of calculations made using the Black-Scholes model, a theoretical method for estimating the present value of stock options based on complex assumptions about the stock's price volatility and dividend rate as well as interest rates. Because of the unpredictable assumptions required, the Black-Scholes model, or any other valuation model, is incapable of accurately predicting Bancshares' stock price or of placing an accurate present value on options to purchase this stock. In spite of any theoretical value which may be placed on a stock option grant, no increase of the stock option's value is possible without an increase in the market value of the underlying stock. Any appreciation in the market value of Bancshares' stock would benefit all shareholders and would be dependent in part upon the efforts of the named executive officers.

    In determining the grant date present value under the Black-Scholes model, the following underlying assumptions were used:

    Exercise Price..............................................  $32.50
    Riskless Rate of Return.....................................    6.21%(a)
    Volatility Measure..........................................   26.20%(b)
    Duration (in Years).........................................       5
    Stock Price.................................................  $32.50(c)
    Dividend Yield..............................................    3.00%
    Black-Scholes Value of Each Option..........................  $ 8.26

        -----------------------

           (a) 5-year continuously compounded treasury yield as of January 1, 1997, the date of grant.

           (b) The volatility was calculated on a natural logarithmic basis of Bancshares' stock price for each month-end in the 32-month period preceding the date of grant.

           (c) Stock price at date of grant.

(2) Options and SARs become exercisable January 1, 2001.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                                     NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                                                    UNDERLYING UNEXERCISED       IN-THE-MONEY
                                                                       OPTIONS/SARS AT         OPTIONS/SARS AT
             NAME AND               SHARES ACQUIRED      VALUE            FY-END($)               FY-END($)
        PRINCIPAL POSITION          ON EXERCISE(#)    REALIZED($)       UNEXERCISABLE           UNEXERCISABLE
        ------------------          ---------------   -----------   ----------------------   --------------------
Marty E. Adams....................      75,000         3,496,875             4,038                 171,017
President and
Chief Executive Officer
of Bancshares and Citizens
Frank J. Koch.....................           0                 0            14,720                 724,101
Executive Vice President
of Citizens
William L. White III..............           0                 0             5,692                 278,394
Senior Vice President
and Chief Financial Officer
of Citizens

                               PERFORMANCE GRAPH

     The following line graph is designed to compare the yearly percentage change in Bancshares' cumulative total shareholder return on its common shares during fiscal years 1992 through 1997 with (i) the cumulative total return of the NASDAQ Bank Stocks Index (the "NASDAQ Bank Index") and (ii) the cumulative total return of the S&P 500 Index (the "S&P 500") (assuming reinvestment of dividends).

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
        CITIZENS BANCSHARES, INC., NASDAQ BANK STOCK INDEX, AND S&P 500

                                                      CITIZENS
               MEASUREMENT PERIOD                   BANCSHARES,          NASDAQ
             (FISCAL YEAR COVERED)                      INC.          BANK STOCKS         S&P 500
12/31/92                                                   100.000           100.000           100.000
12/31/93                                                   170.221           114.042           109.755
12/31/94                                                   200.178           113.627           111.253
12/31/95                                                   247.707           169.221           153.117
12/31/96                                                   286.880           223.412           188.789
12/31/97                                                   645.762           377.438           252.039

 Return is based on $100 invested on December 31, 1992, and the reinvestment of dividends.

The financial information upon which the NASDAQ Bank Index and the S&P 500 are based has been compiled from information issued by the companies themselves or other secondary sources. Although these sources are considered to be reliable, management makes no representations or warranties with respect to the accuracy or completeness of this analysis or the underlying data, and specifically disclaims any implied warranties of merchantability or fitness for any particular purpose. This analysis does not purport to be a complete analysis nor does it constitute an offer or recommendation to buy or sell any securities.

                         INFORMATION REGARDING AUDITORS

     Crowe, Chizek and Company LLP, Certified Public Accountants, were engaged on June 20, 1989, as independent auditors, by the Board of Directors of Bancshares, effective for the year ended December 31, 1989, and have continued in that capacity for the year ended December 31, 1997. Their engagement was based upon the recommendation of Citizens' Audit Committee.

     Pursuant to the recommendation of the Citizens Audit Committee, the Board of Directors has retained Crowe, Chizek and Company LLP as independent auditors of Bancshares' consolidated financial statements for the year ending December 31, 1998. A representative of Crowe, Chizek and Company LLP will be at the Meeting of the shareholders, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

               SHAREHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

     The 1999 Annual Meeting of Shareholders is expected to be held on or about March 25, 1999. Any shareholder who is the record or beneficial owner of at least 1% or $1,000 in market value of Bancshares common shares entitled to vote at the 1999 Annual Meeting of Shareholders and who has held such shares for at least one year may present a proposal at the 1999 Annual Meeting. Any shareholder who intends to present a proposal at the 1999 Annual Meeting and who wishes to have the proposal included in the Bancshares Proxy Statement and form of proxy for that meeting must deliver the proposal to Bancshares no later than October 28, 1998.

                                 MISCELLANEOUS

     The accompanying proxy is solicited by the Board of Directors of Bancshares and will be voted in accordance with the instruction thereon if it is returned duly executed and is not revoked. A shareholder may revoke his or her proxy without affecting any vote previously taken by giving notice to Bancshares in writing or in the open meeting.

     Bancshares will bear the cost of preparing and mailing this statement, with the accompanying proxy and other instruments. In addition to using the mails, directors, officers, and other employees of Bancshares acting on its behalf, may also solicit proxies. Proxies may be solicited personally, by telephone, or by telegram.

     The record date for determination of shareholders entitled to vote at the 1998 Annual Meeting is April 6, 1998. On that date, the outstanding voting securities of Bancshares were 6,832,739 common shares, without par value, which does not include 60,743 treasury shares. Each share has one vote.

     Under the General Corporation Law of Ohio, if notice in writing is given by any shareholder to the President or any Vice President or the Secretary of Bancshares, not less than 48 hours before the time fixed for holding the Meeting, that the shareholder desires that the voting for election of directors shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the Meeting, each shareholder will have cumulative voting rights. Cumulative voting means that each shareholder is entitled to that number of votes equal to the number of shares that he or she owns multiplied by the number of directors to be elected. Each shareholder may cast all of his or her votes for a single nominee or may distribute his or her votes among as many nominees as he or she sees fit. As indicated on page 1 of this Proxy Statement, if the election of directors is by cumulative voting, the persons appointed by the accompanying proxy intend to cumulate the vote represented by the proxies they receive and distribute such votes in accordance with their best judgment.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters, other than the election of directors, the approval of a Directors' Stock Retainer Plan, and the approval of a Non-Statutory Stock Option Plan for Non-Employee Directors, which will come before the Meeting. In case any other matters should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          MARTY E. ADAMS
                                          President & Chief Executive Officer
                                          Citizens Bancshares, Inc.

April 10, 1998

                           CITIZENS BANCSHARES, INC.

              PROXY FOR ANNUAL MEETING OF SHAREHOLDERS CALLED FOR

                                  MAY 11, 1998

   The undersigned having received, together with the Proxy Statement dated April 10, 1998, notice of the Meeting of Shareholders of Citizens Bancshares, Inc. ("Bancshares") to be held May 11, 1998 at 7:00 p.m., hereby designates and appoints Marty E. Adams and James C. McBane as proxies for the undersigned, with full power of substitution, to exercise all the powers that the undersigned would have if personally present to act and to vote all of the shares that the undersigned is entitled to vote at the Bancshares Special Meeting, unless revoked, and at any adjournment or postponement thereof, such proxies being directed to vote as specified below on the following proposal:

MANAGEMENT RECOMMENDS A VOTE "FOR" PROPOSAL 1, PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4.

PROPOSAL 1:  Election of Directors:

             Marty E. Adams           FOR [ ]   WITHOLD [ ]
             Keith D. Burgett         FOR [ ]   WITHOLD [ ]
             Willard L. Davis         FOR [ ]   WITHOLD [ ]
             Kenneth E. McConnell     FOR [ ]   WITHOLD [ ]

PROPOSAL 2: To approve and adopt a Directors' Stock Retainer Plan for Directors of Bancshares and its subsidiaries.

         [ ] FOR                  [ ] AGAINST                [ ] ABSTAIN

PROPOSAL 3: To approve and adopt a Non-Statutory Stock Option Plan for
            Non-Employee Directors of Bancshares and its subsidiaries.

         [ ] FOR                  [ ] AGAINST                [ ] ABSTAIN

PROPOSAL 4: To approve the adjournment of the Bancshares Annual Meeting in order to allow the further solicitation of proxies.

         [ ] FOR                  [ ] AGAINST                [ ] ABSTAIN

                                    (Continued and to be signed on reverse side)

(Continued from other side)

   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND FOR PROPOSAL 4. ALL PROXIES PREVIOUSLY GIVEN ARE HEREBY REVOKED. RECEIPT OF THE ACCOMPANYING PROXY STATEMENT IS HEREBY ACKNOWLEDGED.

   The aforesaid proxies are hereby authorized to vote on any other matter that may properly come before the meeting at their discretion. An executed proxy may be revoked at any time prior to its exercise by submitting another proxy with a later date, by appearing in person at the Bancshares Annual Meeting and advising the Secretary of the shareholder's intent to vote the share(s) or by sending a written, signed and dated revocation that clearly identifies the proxy being revoked to the principal executive offices of Bancshares at 10 East Main Street, Salineville, Ohio 43945, attention: Tracey L. Reeder, Assistant Corporate Secretary. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the proxy previously given is no longer effective.
                                                   Dated:
                                                   -----------------------------

                                                   -----------------------------
                                                   Signature

                                                   -----------------------------
                                                   Signature

                                                   Please sign exactly as your
                                                   name appears on your stock
                                                   certificate(s) and return
                                                   this proxy promptly in the
                                                   accompanying envelope. If the
                                                   share(s) are issued in the
                                                   names of two or more persons,
                                                   all persons should sign the
                                                   proxy. If the shares are
                                                   issued in the name of a
                                                   corporation or partnership,
                                                   please sign in the corporate
                                                   name, by the president or
                                                   other authorized officer, or
                                                   in the partnership name, by
                                                   an authorized person. When
                                                   signing as attorney,
                                                   executor, administrator,
                                                   trustee, guardian or in any
                                                   other representative
                                                   capacity, please give your
                                                   full title as such.

PLEASE DATE, SIGN AND MAIL THIS PROXY TO BANCSHARES, ATTENTION TRACEY L. REEDER, 10 EAST MAIN STREET, SALINEVILLE, OHIO 43945. AN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.